UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2016
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of First Citizens BancShares, Inc. ("BancShares") was held on April 26, 2016. At the meeting, BancShares' shareholders voted on:

•	the election of 13 directors for terms of one year each;

•	a non-binding, advisory “say-on-pay” resolution to approve compensation paid or provided to BancShares’ named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting;

•	a proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent public accountants for 2016; and

•	a proposal submitted by a shareholder regarding the voting rights of a class of BancShares' stock.

The following tables reflect the final results of the voting at the annual meeting.

ELECTION OF DIRECTORS
Name of Nominee	Votes Cast "For"	Votes "Withheld"	Broker Nonvotes
John M. Alexander, Jr.	21,811,630	845,042	2,316,480
Victor E. Bell III	21,075,708	1,580,964	2,316,480
Peter M. Bristow	22,417,761	238,911	2,316,480
Hope H. Bryant	22,416,571	240,101	2,316,480
H. Lee Durham, Jr.	21,555,692	1,100,980	2,316,480
Daniel L. Heavner	22,438,129	218,543	2,316,480
Frank B. Holding, Jr.	22,424,647	232,025	2,316,480
Robert R. Hoppe	21,795,563	861,109	2,316,480
Lucius S. Jones	22,505,498	151,174	2,316,480
Floyd L. Keels	22,527,809	128,863	2,316,480
Robert E. Mason IV	22,520,140	136,532	2,316,480
Robert T. Newcomb	22,428,770	227,902	2,316,480
James M. Parker	22,419,826	236,846	2,316,480

"SAY-ON-PAY" RESOLUTION
Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Proposal to approve a non-binding, advisory resolution to approve compensation paid or provided to named executive officers as disclosed in the 2016 Annual Meeting proxy statement	22,403,972	122,169	130,531	2,316,480

APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Proposal to ratify the appointment of independent accountants for 2016	24,905,248	13,921	53,983	-0-

SHAREHOLDER PROPOSAL ON VOTING RIGHTS OF A CLASS OF STOCK
Description of Matter Voted On	Votes Cast "For"	Votes Cast "Against"	Abstained	Broker Nonvotes
Shareholder proposal regarding the voting rights of a class of stock	4,670,232	17,888,941	97,499	2,316,480

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(Registrant)

Date:	April 28, 2016	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer